Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart, Inc. Announces the Resignation and Appointment of Two Directors

Fairfield, CA. (September 7, 2007) — Copart today announced the following:

Appointment of Barry Rosenstein as Director

On September 6, 2007, our board of directors appointed Barry Rosenstein as a member of our board of directors, effective as of September 17, 2007, to fill one of the vacancies created by the resignations of Mr. Grosfeld and Mr. Blumenstein, which are described below.  Mr. Rosenstein will serve as a member of our nominating and governance committee.  Our board of directors has determined that Mr. Rosenstein meets the independence requirements of the Nasdaq Global Market.

Mr. Rosenstein is the founder and managing partner of JANA Partners, LLC, an investment management firm.  Prior to founding JANA Partners, Mr. Rosenstein held executive, management, and investment banking positions with Sagaponack Partners, Genesis Merchant Group Securities, Reatta Partners, Asher Edelman’s Plaza Securities Corporation, and Merrill Lynch.  Mr. Rosenstein received his undergraduate degree from Lehigh University and his M.B.A. from the Wharton School of the University of Pennsylvania.

There were no arrangements or understandings between Mr. Rosenstein and any other person pursuant to which Mr. Rosenstein was selected as a director.  There have been no transactions since August 1, 2006, the beginning of our most recently completed fiscal year, or any currently proposed transaction, in which we have been or will be a participant, in which the amount involved exceeds $120,000, and in which Mr. Rosenstein had, or will have, a direct or indirect material interest.  Mr. Rosenstein will receive the standard compensation provided to our non-management directors.  This compensation consists of quarterly cash compensation of $12,500 for services as a director and member of the committees on which he serves.  In addition, under our 2001 Stock Option Plan, Mr. Rosenstein will receive an option to purchase 20,000 shares of our common stock at the commencement of his service on our board of directors.  This option will vest over two years, with one-half of the shares vesting on the first anniversary of the date of grant and the balance vesting on a monthly basis over the 12 months succeeding such first anniversary.  In subsequent years, Mr. Rosenstein will be eligible to receive additional annual grants of options to purchase shares of common stock for his service on our board of directors.  We will also reimburse Mr. Rosenstein for expenses incurred while attending board or committee meetings.

Appointment of Thomas W. Smith as Director

On September 6, 2007, our board of directors appointed Thomas W. Smith as a member of our board of directors, effective as of September 17, 2007, to fill one of the vacancies created by the resignations of Mr. Grosfeld and Mr. Blumenstein, which are described below.  Mr. Smith will serve as a member of our nominating and governance committee, our compensation committee and our audit committee.  Our board of directors has determined that Mr. Smith meets the independence requirements of the Nasdaq Global

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Market and the audit committee independence requirements of the Securities and Exchange Commission.

Mr. Smith is the managing partner of Prescott Investors, a private investment firm he founded in 1973.  Mr. Smith received his undergraduate degree from Miami University in Oxford, Ohio and his masters degree in economics from the University of California at Berkeley.

There were no arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was selected as a director.  There have been no transactions since August 1, 2006, the beginning of our most recently completed fiscal year, or any currently proposed transaction, in which we have been or will be a participant, in which the amount involved exceeds $120,000, and in which Mr. Smith had, or will have, a direct or indirect material interest.  Mr. Smith will receive the standard compensation provided to our non-management directors.  This compensation consists of quarterly cash compensation of $12,500 for services as a director and member of the committees on which he serves.  In addition, under our 2001 Stock Option Plan, Mr. Smith will receive an option to purchase 20,000 shares of our common stock at the commencement of his service on our board of directors.  This option will vest over two years, with one-half of the shares vesting on the first anniversary of the date of grant and the balance vesting on a monthly basis over the 12 months succeeding such first anniversary.  In subsequent years, Mr. Smith will be eligible to receive additional annual grants of options to purchase shares of common stock for his service on our board of directors.  We will also reimburse Mr. Smith for expenses incurred while attending board or committee meetings.

Resignation of Directors

At a board meeting held on September 6, 2007, James Grosfeld and Harold Blumenstein, who have served as members of our board of directors since 1993 and 1994, respectively, indicated to our board that they will resign as members to pursue other business and personal interests.  The resignations will become effective as of Friday, September 14, 2007.  We provided Mr. Grosfeld and Mr. Blumenstein an opportunity to review this press release, as well as the Current Report on Form 8-K  to be filed on Monday, September 10, 2007. Mr. Grosfeld and Mr. Blumenstein have each indicated to us that their resignation is not a result of any disagreement with us about our operations, policies, or practices.

Mr. Grosfeld and Mr. Blumenstein each served as a member of our nominating and governance committee, our compensation committee and our audit committee.  At a meeting of the nominating and governance committee held on September 6, 2007, the nominating and governance committee, including Mr. Grosfeld and Mr. Blumenstein, unanimously approved the appointment of the replacement directors identified above.

In connection with their resignations, our board of directors exercised its discretion pursuant to the terms of our 2001 Stock Option Plan to accelerate the vesting of all unvested shares of our common stock subject to options held by Mr. Grosfeld and Mr. Blumenstein.  As of September 6, 2007, Mr. Grosfeld and Mr. Blumenstein each held options to acquire 86,000 shares of our common stock, of which 15,158 were otherwise unvested.  In addition, our board approved amendments to outstanding option agreements with Mr. Grosfeld and Mr. Blumenstein to extend the period in which they

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

will be able to exercise their options following their resignation until the earlier of September 14, 2012 or the date the option would otherwise have terminated by its terms assuming they had continued to serve as members of our board of directors.  As a result of these amendments, we expect to recognize approximately $1.0 million in non-cash stock compensation expense during the first quarter of fiscal 2008.

We would like to thank both Mr. Grosfeld and Mr. Blumenstein for their long and valuable service to Copart and our shareholders.

About Copart
Founded in 1982, Copart provides vehicle suppliers (primary insurance companies), with a full range of services to process and sell salvage vehicles principally to licensed dismantlers, rebuilders, and used vehicle dealers.  The company offers vehicle suppliers a full range of services which expedites each stage of the salvage vehicle sale process and minimizes administrative and processing costs.  Copart currently operates 134 facilities worldwide.  The company is listed on the NASDAQ under the symbol CPRT.

Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties.  Our business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have.  We depend on a limited number of major suppliers of salvage vehicles.  If we are unable to maintain these supply relationships, our revenues and operating results would be adversely affected. In addition, our revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including our ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We encourage investors to review these disclosures carefully.

Contact:	Will Franklin, Chief Financial Officer
(707) 639-5271

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000